Exhibit 5.1

Museum Tower

150 West Flagler Street, Suite 2200

Miami, FL 33130

(305) 789-3200

stearnsweaver.com

March 16, 2017

BBX Capital Corporation

401 East Las Olas Boulevard, Suite 800

Fort Lauderdale, Florida 33301

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to BBX Capital Corporation, a Florida corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) on the date hereof relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of up to $200 million of any combination of Class A Common Stock of the Company (the “Class A Common Stock”), preferred stock of the Company (the “Preferred Stock”), debt securities of the Company (the “Debt Securities”), warrants (the “Warrants”) and rights (the “Rights”) to purchase shares of Class A Common Stock, Preferred Stock or Debt Securities, and units (“Units” and collectively with the Class A Common Stock, Preferred Stock, Debt Securities, Warrants and Rights, the “Securities”) comprised of two or more of the other Securities. The Registration Statement provides that the Securities may be issued in an unspecified number (with respect to Class A Common Stock, Preferred Stock, Warrants, Rights and Units) or in an unspecified principal amount (with respect to Debt Securities), and that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to the prospectus contained in the Registration Statement. The Company is also registering under the Registration Statement preferred share purchase rights (the “Preferred Share Purchase Rights”) which, in accordance with the terms of the Rights Agreement, dated as of September 21, 2009, by and between the Company and American Stock Transfer & Trust Company, LLC (the “Rights Agreement”), will initially be attached to shares of Class A Common Stock registered under the Registration Statement, to the extent issued.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents and proceedings as we have considered necessary for the purposes of this opinion. We have also examined and are familiar with the proceedings taken by the Company to authorize the filing of the Registration Statement, and we have examined a copy of the Registration Statement and the Rights Agreement, in each case, including the exhibits thereto.

In rendering this opinion we have assumed, without independent investigation: (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to original documents of all documents submitted to us as certified or photostatic copies, (iii) the authenticity of the originals of such latter documents, (iv) the genuineness of all signatures and (v) that actual information supplied to us was accurate, true and complete. As to questions of fact material to the opinions expressed herein, we have relied, without independent verification, upon such certificates of public officials, certificates of agents, officers and representatives of the Company and such other certificates as we deemed relevant.

For purposes of the opinions set forth below, without limiting any other exceptions or qualifications set forth herein, we have assumed that after the issuance of any Securities offered pursuant to the Registration Statement, the total number of issued shares of Class A Common Stock, as a class, and Class A Common Stock and Class B Common Stock of the Company, together as Common Stock (“Common Stock”), or Preferred Stock, as applicable, together with the total number of shares of Class A Common Stock or Preferred Stock issuable upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible security (including without limitation any Unit), as the case may be, then outstanding, will not exceed the total number of authorized shares of Common Stock, taken together, and Class A Common Stock, as a class, or Preferred Stock, as applicable, under the Company’s Amended and Restated Articles of Incorporation as then in effect (the “Articles of Incorporation”).

Based upon and subject to the foregoing qualifications, assumptions and limitations, and the further limitations set forth below, we are of the opinion that:

1.	With respect to the Class A Common Stock and associated Preferred Share Purchase Rights, when: (i) the Class A Common Stock is specifically authorized for issuance by resolutions adopted by the Company’s Board of Directors (any such resolutions authorizing the issuance of the applicable Securities, the “Authorizing Resolutions”); (ii) the Registration Statement has become effective under the Securities Act; (iii) the Class A Common Stock has been issued and sold as contemplated by the Registration Statement and in accordance with the Authorizing Resolutions; (iv) the Company has received the consideration provided for in the Authorizing Resolutions; and (v) with respect to the Preferred Share Purchase Rights only, the Purchase Rights have become exercisable under the Rights Agreement and the Company has received the consideration set forth in the Rights Agreement, the Class A Common Stock will be validly issued, fully paid and nonassessable and the Preferred Share Purchase Rights will constitute valid and binding obligations of the Company enforceable against the Company in accordance with the terms and conditions of the Rights Agreement.

2.

With respect to the Preferred Stock, when: (i) specifically authorized for issuance by the Authorizing Resolutions; (ii) Articles of Amendment to the Articles of Incorporation creating the series of Preferred Stock to be offered and sold under the Registration Statement has been filed with the Florida Department of State; (iii) the Registration Statement has become effective under the Securities Act; (iv) the Preferred Stock has been issued and sold as contemplated by the Registration Statement and in accordance with the Authorizing Resolutions; and (v) the Company has received the consideration provided for in the Authorizing Resolutions, the Preferred Stock will be validly issued, fully paid and nonassessable.

3.	With respect to the Debt Securities, when: (i) specifically authorized for issuance by the Authorizing Resolutions; (ii) the Registration Statement has become effective under the Securities Act; (iii) the terms of the Debt Securities and of their issue and sale have been duly established in conformity with the indenture relating to such Debt Securities (the “Debt Securities Indenture”) and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iv) such Debt Securities have been duly executed and authenticated in accordance with the Debt Securities Indenture and issued and sold as contemplated in the Registration Statement and in accordance with the Authorizing Resolutions; and (v) the Company has received the consideration provided for in the Authorizing Resolutions, such Debt Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

4.	With respect to the Warrants, when: (i) specifically authorized for issuance by the Authorizing Resolutions; (ii) the Registration Statement has become effective under the Securities Act; (iii) the Warrants have been duly executed and delivered against payment therefor, pursuant to the applicable warrant agreement or other instrument; (iv) the Warrants have been duly executed and delivered by the warrant agent; and (v) the Company has received the consideration provided for in the Authorizing Resolutions, the Warrants will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

5.	With respect to the Rights, when: (i) specifically authorized for issuance by the Authorizing Resolutions; (ii) the Registration Statement has become effective under the Securities Act; (iii) the Rights have been duly executed and delivered against payment therefor, pursuant to the applicable rights agreement or other instruments; (iv) certificates representing the Rights have been duly executed and delivered by the rights agent; and (v) the Company has received the consideration provided for in the Authorizing Resolutions, the Rights will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

6.	With respect to the Units, when: (i) specifically authorized for issuance by the Authorizing Resolutions; (ii) the Registration Statement has become effective under the Securities Act; (iii) a unit agreement or similar instrument for the Units has been duly authorized and validly executed and delivered by the parties thereto; and (iv) the Units have been duly executed and delivered in accordance with the unit agreement or other similar instrument, as the case may be, upon payment of the consideration therefor provided for therein, then the Units will be duly authorized and validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

Our opinions expressed above are subject to the qualification that we express no opinion as to any law of any jurisdiction other than the law of the State of Florida and the federal law of the United States of America. In addition, our opinions expressed above with respect to the Preferred Share Purchase Rights, Debt Securities , Warrants, Rights and Units being valid and binding obligations of the Company enforceable against the Company in accordance with their terms are in each case subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general principles of equity or public policy (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability. Such opinions are also subject to possible judicial action giving effect to governmental actions or foreign laws relating to or affecting creditors’ rights. Further, our opinion expressed above with regard to the Preferred Share Purchase Rights is subject to the following additional qualifications:

•	such opinion does not address the determination a court of competent jurisdiction may make regarding whether the Company’s Board of Directors would be required to redeem or terminate, or take other action with respect to, the Preferred Share Purchase Rights at some future time based on facts and circumstances existing at that time;

•	such opinion addresses the Preferred Share Purchase Rights and the Rights Agreement in their entirety, and it is not settled whether the invalidity of any particular provision of the Rights Agreement or of the Preferred Share Purchase Rights would result in invalidating the Preferred Share Purchase Rights in their entirety; and

•	we have assumed that the Company’s Board of Directors acted in a manner consistent with its fiduciary duties as required under applicable law in adopting the Rights Agreement.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion is given as of the date hereof, and we do not undertake any liability or responsibility to inform you of any change in circumstances occurring, or additional information becoming available to us, after the date hereof that might alter the opinions contained herein.

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.